EXHIBIT 5




                                 March 23, 1998


The Board of Directors
The Fortress Group, Inc.
1650 Tysons Blvd., Suite 600
McLean, Virginia 22102

Gentlemen:

       We have acted as counsel to The Fortress Group, Inc. (the "Company") with respect to the Company's Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 6,431,192 shares of Common Stock, par value $.01 per share (the "Shares").

       As counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended as of the date hereof, and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

       We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

       Based on the foregoing, we are of the opinion that the Shares currently outstanding are, or will be, and the Shares issuable upon conversion of the Company's preferred stock will be upon such conversion, validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the General Rules and Regulations thereunder.


                                Very truly yours,

                                ARENT FOX KINTNER PLOTKIN & KAHN, PLLC


                                By:    /s/ Jeffrey E. Jordan
                                    ----------------------------
                                         Jeffrey E. Jordan